UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
January 26, 2018 (January 24, 2018)
Commission file number: 001-35653
SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8020 Park Lane, Suite 200 Dallas, TX 75231 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On January 25, 2018, Sunoco LP (the “Partnership”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report, among other events, the Partnership’s cash distribution on common units for the quarter ending December 31, 2017. This Amendment No. 1 to the Original Report amends Item 8.01 of the Original Report to include corrected information regarding the record date and payment date for the cash distribution for the quarter ending December 31, 2017. No other changes have been made to the Original Report.

Item 7.01. Regulation FD Disclosure.
On January 24, 2018, Sunoco LP (the “Partnership”) issued a press release announcing that the board of directors of its general partner, Sunoco GP LLC, (the “Board”) approved a cash distribution of $0.8255 per common unit ($3.3020 annualized) on Partnership common units for the quarter ended December 31, 2017.
On January 25, 2018, the Partnership issued a press release announcing the redemption of the Series A Preferred Units owned by Energy Transfer Equity, L.P. ("ETE") for approximately $312.6 million. In addition, the Partnership announced the agreement to repurchase 17,286,859 Partnership common units owned by affiliates of Energy Transfer Partners, L.P. ("ETP") for approximately $540 million. The Partnership expects to close the repurchase transaction on February 7, 2018.
A copy of the press releases are set forth in Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events.
On January 24, 2018, the Partnership issued a press release announcing that the Board approved a cash distribution of $0.8255 per common unit ($3.3020 annualized) on Partnership common units for the quarter ended December 31, 2017. The cash distribution will be paid on February 14, 2018 to unitholders of record as of the close of business on February 6, 2018.
On January 25, 2018, the Partnership issued a press release announcing the redemption of the Series A Preferred Units owned by ETE for approximately $312.6 million. In addition, the Partnership announced the agreement to repurchase 17,286,859 Partnership common units owned by affiliates of ETP for approximately $540 million. The Partnership expects to close the repurchase transaction on February 7, 2018.
Cautionary Statement Relevant to Forward-Looking Information
This Current Report on Form 8-K includes forward-looking statements regarding future events. These forward-looking statements are based on the Partnership’s current plans and expectations and involve a numbers of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. For a further discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Partnership’s most recently filed Annual Report on Form 10-K and in other filings made by the Partnership with the Securities and Exchange Commission. While the Partnership may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if new information becomes available.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Exhibit Description
99.1	Press Release Announcing Quarterly Distribution

99.2	Joint Press Release Announcing Redemption of Preferred Units and Repurchase of Common Units

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
	By:	Sunoco GP LLC, its general partner
Date: January 26, 2018	By:	/s/ Thomas R. Miller
	Name:	Thomas R. Miller
	Title:	Chief Financial Officer